Exhibit 99.1
FOR FURTHER INFORMATION:
AT FIRST MERCURY FINANCIAL CORPORATION:
Edward A. LaFramboise
Vice President — Finance
(248) 213-0406
elaframboise@firstmercury.com
FOR IMMEDIATE RELEASE
TUESDAY, MAY 5, 2009
FIRST MERCURY FINANCIAL CORPORATION ANNOUNCES
FIRST QUARTER 2009 FINANCIAL RESULTS
SOUTHFIELD, MI — May 5, 2009 — First Mercury Financial Corporation (NYSE: FMR) (“First Mercury” or the “Company”) today announced results for the first quarter ended March 31, 2009.
Highlights for the first quarter 2009 include:
•	Net income of $8.7 million, or $0.48 per diluted share
•	Operating net income of $7.5 million, or $0.41 per diluted share
•	Book value per share of $15.30, an increase of 4.3 percent from December 31, 2008
•	Net earned premium growth of 20.7 percent
•	Commission and fee income growth of 70.1 percent
•	Net investment income growth of 32.7 percent
•	Combined ratio of 88.4 percent
“We are pleased with another quarter of excellent results given the current market conditions,” said Richard H. Smith, chairman and chief executive officer. “We continue to grow book value per share and net earned premiums through solid underwriting results, a conservative approach to investments and prudent use of reinsurance. Our underwriters are maintaining underwriting discipline and, as we have said, will not write business that does not meet our profitability targets,” added Smith.
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Net income for the first quarter of 2009 was $8.7 million compared to $9.7 million for the same period of 2008. Operating net income for the first quarter of 2009 was $7.5 million compared to $8.9 million for the same period of 2008.
For the three months ended March 31, 2009, gross written premiums were $77.9 million, a 4.1 percent decrease from the gross written premiums during the same period in 2008.
Net earned premiums during the three months ended March 31, 2009 were $52.6 million, a 20.7 percent increase from the same period of 2008.
Net investment income earned during the three months ended March 31, 2009 was $6.4 million, a 32.7 percent increase from the same period of 2008.
Net realized gains on investments during the three months ended March 31, 2009 were $1.8 million compared to net realized gains on investments of $1,000 during the same period of 2008. The net realized gains for the three months ended March 31, 2009 included mark-to-market adjustments of $2.6 million on the Company’s convertible securities portfolio and high yield convertible fund.
Total operating revenues for the three months ended March 31, 2009 increased 29.0 percent to $67.7 million compared to $52.5 million for the same period of 2008.
The combined ratio for the three months ended March 31, 2009 was 88.4 percent compared to 75.0 percent for the same period of 2008. The combined ratio for the three months ended March 31, 2009 includes a loss ratio of 58.0 percent and an expense ratio of 30.4 percent. These compare to a loss ratio of 53.8 percent and an expense ratio of 21.2 percent for the comparable period in 2008. The anticipated increase in the expense ratio for the three months ended March 31, 2009 was primarily due to the impact of purchasing less quota share reinsurance during 2008, lower profit sharing commissions and the investment in underwriting assets. For the three months ended March 31, 2009, there was $0.8 million of favorable development of prior years’ loss and loss adjustment expense reserves. For the three months ended March 31, 2008, there was no development of prior years’ loss and loss adjustment expense reserves.
During the three months ended March 31, 2009, the Company did not repurchase any shares of common stock. As of March 31, 2009, the Company has 801,423 shares of remaining capacity under the 1.5 million share repurchase program which expires on August 18, 2009.
Smith concluded, “We continue to focus on investing in underwriting assets to expand on our best-in-class specialty niche underwriting operations. The Professional Liability platform is fully operational and contributed $1.8 million of gross written premium during the quarter, and we anticipate the Hospitality and Indoor Recreational platform to be fully operational during the second quarter of 2009. We share the view with many others in the industry that the improvement in the property and casualty pricing cycle is underway. Given the lower than anticipated production in the first quarter, we are reducing our guidance of operating net income per diluted share from between $1.65 to $1.80 to between $1.60 to $1.75 for all of 2009.”
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Conference Call Details
The Company will host a conference call on May 6, 2009 at 11:00 a.m. Eastern Time to discuss first quarter results. The call can be accessed live by dialing 888-599-4877 or by visiting the Company’s website at www.firstmercury.com.
Investors may access a replay by dialing 888-203-1112, passcode 4866502, which will be available through May 13, 2009. The webcast replay will also be archived in the “Investor Relations” section of the Company’s website.
About First Mercury Financial Corporation
First Mercury Financial Corporation provides insurance products and services primarily to the specialty commercial insurance markets, focusing on niche and underserved segments where we believe that we have underwriting expertise and other competitive advantages. During the Company’s 35 years of underwriting risks, First Mercury has developed the underwriting expertise and cost-efficient infrastructure which has enabled us to effectively underwrite such risks. Our risk-taking subsidiaries offer insurance products through our distribution subsidiaries: CoverX®, FM Emerald and AMC, which are recognized brands among insurance producers.
Non-GAAP Financial Measures
Operating net income and operating net income per share are non-GAAP financial measures, and management believes that investors’ understanding of core operating performance is enhanced by First Mercury’s disclosure of these financial measures. Operating net income consists of net income adjusted to exclude the impact of net realized gains (losses) on investments, the change in fair value of derivative instruments, income from discontinued operations, and taxes related to these adjustments. Definitions of these items may not be comparable to the definitions used by other companies. Net income and net income per share are the GAAP financial measures that are most directly comparable to operating net income and operating net income per share.
Safe Harbor Statement
This release contains forward-looking statements that relate to future periods and includes statements regarding our anticipated performance. Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: recent and future events and circumstances impacting financial, stock, and capital markets, and the responses to such events by governments and the financial communities; the impact of catastrophic events and the occurrence of significant severe weather conditions on our operating results; our ability to maintain or the lowering or loss of one of our financial or claims-paying ratings; our actual incurred losses exceeding our loss and loss adjustment
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expense reserves; the failure of reinsurers to meet their obligations; our inability to obtain reinsurance coverage at reasonable prices; the failure of any loss limitations or exclusions or changes in claims or coverage; our lack of long-term operating history in certain specialty classes of insurance; our ability to acquire and retain additional underwriting expertise and capacity; the concentration of our insurance business in relatively few specialty classes; the increasingly competitive property and casualty marketplace; fluctuations and uncertainty within the excess and surplus lines insurance industry; the extensive regulations to which our business is subject and our failure to comply with these regulations; our ability to maintain our risk-based capital at levels required by regulatory authorities; our inability to realize our investment objectives; an economic downturn or other economic conditions adversely affecting our financial position; and the risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ.
The Company uses the Investor Relations page of its website at www.firstmercury.com to make information available to its investors and the public.
Financial Tables Follow...
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First Mercury Financial Corporation
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
	(Dollars in thousands, except
	share and per share data)
Operating Revenue
Net earned premiums	$52,594	$43,571
Commissions and fees	6,894	4,053
Net investment income	6,434	4,848
Net realized gains on investments	1,757	1

Total Operating Revenues	67,679	52,473

Operating Expenses
Losses and loss adjustment expenses, net	30,493	23,444
Amortization of deferred acquisition expenses	13,329	8,213
Underwriting, agency and other expenses	9,223	5,984
Amortization of intangible assets	575	399

Total Operating Expenses	53,620	38,040

Operating Income	14,059	14,433
Interest Expense	1,416	1,464
Change in Fair Value of Derivative Instruments	(106)	435

Income from Continuing Operations Before Income Taxes	12,749	12,534
Income Taxes	4,068	3,898

Income from Continuing Operations	8,681	8,636
Income from Discontinued Operations, Net of Income Taxes	—	1,085

Net Income	$8,681	$9,721

Basic Net Income Per Share:
Income from Continuing Operations	$0.49	$0.48
Income from Discontinued Operations	—	0.06

Total	$0.49	$0.54

Diluted Net Income Per Share:
Income from Continuing Operations	$0.48	$0.46
Income from Discontinued Operations	—	0.06

Total	$0.48	$0.52

Weighted Average Shares Outstanding:
Basic	17,775,560	18,106,063

Diluted	18,109,331	18,793,264

GAAP Underwriting Ratios:
Loss ratio	58.0%	53.8%
Expense ratio	30.4%	21.2%

Combined ratio	88.4%	75.0%

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First Mercury Financial Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2009	2008
	(Dollars in thousands,
	except share and per share data)
ASSETS
Investments
Debt securities	$528,271	$495,799
Equity securities and other	24,714	15,089
Short-term	38,537	32,142

Total Investments	591,522	543,030
Cash and cash equivalents	14,586	31,833
Premiums and reinsurance balances receivable	56,930	56,398
Accrued investment income	5,648	5,400
Accrued profit sharing commissions	12,095	11,315
Reinsurance recoverable on paid and unpaid losses	145,023	135,617
Prepaid reinsurance premiums	51,902	48,921
Deferred acquisition costs	27,147	27,369
Intangible assets, net of accumulated amortization	38,776	39,351
Goodwill	25,483	25,483
Deferred federal income taxes	—	2,161
Other assets	16,529	16,775

Total Assets	$985,641	$943,653

LIABILITIES AND STOCKHOLDERS’ EQUITY

Loss and loss adjustment expense reserves	$400,152	$372,721
Unearned premium reserves	148,137	147,849
Long-term debt	67,013	67,013
Funds held under reinsurance treaties	55,867	49,419
Premiums payable to insurance companies	27,279	27,831
Reinsurance payable on paid losses	1,400	1,167
Deferred federal income taxes	415	—
Accounts payable, accrued expenses, and other liabilities	10,994	16,016

Total Liabilities	711,257	682,016

Stockholders’ Equity
Common stock, $0.01 par value; authorized 100,000,000 shares; issued and outstanding 17,929,837 and 17,836,337 shares	179	178
Paid-in-capital	162,569	161,957
Accumulated other comprehensive income (loss)	426	(3,027)
Retained earnings	111,709	103,028
Treasury stock; 33,600 and 33,600 shares	(499)	(499)

Total Stockholders’ Equity	274,384	261,637

Total Liabilities and Stockholders’ Equity	$985,641	$943,653

Book Value Per Share	$15.30	$14.67

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First Mercury Financial Corporation
Summary Financial Data

	Three Months Ended
	March 31,
	2009	2008
	(Dollars in thousands, except per
	share data)
Gross Written Premiums:
Security	$14,987	$17,899
Specialty	26,930	39,856
Contract Underwriting	16,100	16,380
FM Emerald	15,475	5,572
Professional Liability	1,803	—
AUIC	2,583	1,499

Gross written premiums	$77,878	$81,206

Net Written Premiums:
Security	$9,780	$13,578
Specialty	17,727	31,506
Contract Underwriting	11,445	10,181
FM Emerald	7,203	1,739
Professional Liability	1,087	—
AUIC	2,583	1,499

Net written premiums	$49,825	$58,503

Commissions and Fees:
Insurance underwriting commissions and fees	$1,357	$1,329
Insurance services commissions and fees	5,537	2,724

Total commissions and fees	$6,894	$4,053

Cash and Cash Equivalents:
Net cash provided by operating activities — continuing operations	$26,082	$25,139
Net cash provided by operating activities — discontinued operations	—	1,023
Net cash used in investing activities	(43,329)	(23,780)
Net cash provided by financing activities	—	22

Net increase (decrease) in cash and cash equivalents	$(17,247)	$2,404

Operating Net Income: (1)
Net Income	$8,681	$9,721
Adjust for Net realized gains on investments, net of tax	(1,142)	(1)
Adjust for Change in fair value of derivative instruments, net of tax	(69)	283
Adjust for Discontinued operations, net of tax	—	(1,085)

Operating net income	$7,470	$8,918

Operating Net Income Per Share: (1)
Diluted	$0.41	$0.47

FOOTNOTES

(1)	See discussion of use of non-GAAP financial measures above.
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